                                                    Filed under Rule 424 (b) (3)
                                                              File No. 333-63153

SUPPLEMENT NO. 14 TO PROSPECTUS DATED SEPTEMBER 21, 1998

(AS SUPPLEMENTED SEPTEMBER 21, 1998)

                             PACCAR FINANCIAL CORP.

                           MEDIUM-TERM NOTES, SERIES I

                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

         INTEREST PAYABLE EACH MARCH 15 AND SEPTEMBER 15 AND AT MATURITY

                                                            INTEREST RATE
RANGE OF MATURITIES                                             PER ANNUM
-------------------                                             ---------
More than    16    months to    19   months..............           5.87%

More than    22    months to    25   months..............           6.05%

More than    33    months to    36   months..............           6.27%



Dated:  June 4, 1999

Form of Note (check one):     Book Entry    [X]

                              Certificated  [ ]

In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.